UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

NEXT FUEL, INC.

(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	000-55165	35-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in its Quarterly Report on Form 10-Q for the period ended December 31, 2014 filed by Next Fuel, Inc. (the “Company”) on February 23, 2015, the Company’s former President, Chief Operating Officer, and Chief Technology Officer, Dr. Song Jin, resigned all of his positions effective as of January 31, 2015.

On March 1, 2015, the Company hired Mr. Jeff Harris as its President and Chief Technology Officer.

Mr. Jeff Harris, 60, is a California-registered professional engineer who invented the Company’s Integra Disc Filtration Units and Technology. From 2007 through July 2010 Mr. Harris was the Chief Technology Officer of INTEVRAS Technologies, an IP holding company (“INTEVRAS”), a company founded by Mr. Harris. In August 2010, Layne Christensen Company (“Layne”) acquired INTEVRAS and Mr. Harris became a Senior Process Engineer for Layne. From May 2011 through the present, Mr. Harris was a Senior Process Development Engineer for Energy and Natural Resources for Hydration Technologies Innovations (“Hydration”). Mr. Harris served in that capacity as a consultant to Hydration from 2011 to 2013 (via his presidency of Aflupeur Technologies) and as an employee of Hydration from 2014 to the present.

Family Relationships

There are no family relationships between Mr. Harris and any other employees or members of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Harris reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

Mr. Harris is not a party to any material plan, contract, or arrangement (whether or not written) in connection with his appointment as President and Chief Technology Officer of the Company.

Item 8.01 Other Events.

On March 2, 2015, the Company issued a press release announcing the hiring of Mr. Harris.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1	Press Release of Next Fuel, Inc. dated March 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: March 5, 2015	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer